EXHIBIT 10.7



                                C. SCOTT LITTEN

                             EMPLOYMENT AGREEMENT


        This will confirm our agreement under which you are to serve as EXECUTIVE VICE PRESIDENT-CHIEF FINANCIAL OFFICER of Hills Department Store Company, a Delaware corporation (the "Subsidiary") and Hills Stores Company, a Delaware corporation (the "Parent"), together collectively referred to as the "Company".


        1. TERM. The Company will employ you, and you accept employment, as provided herein, for a term beginning on the Effective Date (as defined in paragraph 6) and ending on the third anniversary of the Effective Date, unless sooner terminated as provided in paragraph 4.


        2. DUTIES AND RESPONSIBILITIES. During the term of employment, you shall be EXECUTIVE VICE PRESIDENT-CHIEF FINANCIAL OFFICER of the Company and your primary duties will be the SENIOR SUPERVISION OF ALL FINANCIAL FUNCTIONS, INFORMATION SYSTEMS AND MERCHANDISE CONTROL activities of the Company. You shall not be required, without your consent, to perform your duties at any location that is more than fifty (50) miles from the Company's principal office in Canton, Massachusetts.


        3.      COMPENSATION AND BENEFITS.

        (a) Your initial compensation ("Base Compensation") shall be at the rate of $350,000 per year. Base Compensation shall be reviewed on an annual basis and increased if the Compensation Committee of the Board of Directors deems it appropriate. No decrease in Base Compensation will be permitted during the term of the Agreement. In accordance with the Company's practice for its senior executives, you will be paid twice each month.

        (b)(i) You shall be entitled to participate in any bonus, stock option or other incentive compensation plans, profit-sharing plans, retirement plans, life and health insurance plans, vacation and other benefit plans which are made generally available to executives of the Company at a level commensurate with your position and/or years worked for the Company. Notwithstanding any Company policy to the contrary, you will be entitled to not less than four weeks vacation per each full calendar year. You shall also be entitled to such other perquisites as the Company or the Compensation Committee of the Board of Directors deems appropriate.

          (ii) The auto leasing, insurance and other benefit programs and plans referenced herein, at the levels currently in place, shall not be materially reduced as they apply to you, unless the Company has determined for good and reasonable purposes and intentions to reduce the benefits for all salaried executives or all senior executives and has not made compensation adjustments for the other executives to reflect the reduced benefits. However, in no event shall your four weeks vacation per year be reduced.





        (c) You shall be entitled to reimbursement for your ordinary and necessary business expenses, travel, and entertainment incurred in the performance of your services hereunder. You shall provide the Company with documentation of such expenses in accordance with the Company's normal practices.


        4.      TERMINATION AND SEVERANCE.

        (a)     By the Company -

        (i) Your employment hereunder shall terminate upon your death and may be terminated at the option of the Company forthwith upon delivery of Notice of Termination or upon 30 days Notice of Termination in the case of Disability.

        (ii) Upon termination by the Company for Cause, the Company shall have no further obligations whatsoever to you hereunder, except as required by law and other than for payment of any unpaid Base Compensation (as hereinafter defined) and vested benefits under any retirement plans to which you are a participant in accordance with the terms of the specific plans, both of which are to be accrued to the date of termination, plus reimbursement of any unused vacation pay accrued to the date of termination and any reimbursable expenses incurred prior to the date of termination.

        As used herein - "Cause" shall mean (a) a determination by a majority of the members of the Company's Board of Directors, acting on opinion of counsel, of your willful failure, without proper purpose, to perform your functions and assume your responsibilities in accordance with the terms of this Agreement, after a written demand for substantial performance is delivered to you by the Company, which failure amounts to material neglect of your duties (no act or failure to act on your part shall be deemed "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that the action or omission was in the best interests of Hills), (b) your misappropri-ation (including the unauthorized use or disclosure of confidential or proprietary information of the Company or any of its subsidiaries or affiliates) or your embezzlement with respect to the Company or any of its subsidiaries or affiliates (c) a conviction of or guilty plea or confession by you to any fraud, conversion, misappropriation, embezzlement or felony, or (d) your failure to substantially perform any material covenant to be performed by you hereunder after a written demand for substantial performance is delivered to you by the Company.

        (iii) Upon termination by virtue of death or Disability, your Base Compensation shall cease to accrue as of the effective date of termination, but you or your estate shall be entitled to payment of: any unpaid Base Compensation accrued to the date twelve (12) months following the date of termination; a pro rata portion of any bonuses or other incentive compensation otherwise payable pursuant to paragraph 3(b) with respect to the fiscal year of termination, determined on the basis of the portion of such fiscal year during which you were employed hereunder; and vested benefits under any retirement plans to which you are a participant (in accordance with the terms of the specific plans) accrued prior to date of termination; and reimbursement of any unused vacation pay accrued to the date of termination and any reimbursable expenses incurred prior to the date of termination.



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        As used herein - "Disability" shall mean that, as a result of any physical or mental disability, you are unable to perform your major duties here-under for a continuous period of 120 days or a total of at least 180 days in any period of 365 consecutive days due to the same or a related medical condition.

        (b)     By the Employee For Good Reason -

        If any one of the following events occurs during the term of this Agreement, it will be considered "Good Reason" for you to exercise your right to terminate your employment hereunder:

        (i) A material breach by the Company of any of the provisions of this Agreement; or

        (ii) The Company's failure to retain you as its EXECUTIVE VICE PRESIDENT-CHIEF FINANCIAL OFFICER (other than as a result of an effective promotion); or

        (iii) A significant change in the nature or scope of your responsibilities, authorities, powers, functions, duties or activities which has the effect of diminishing your position with the Company or limiting your ability to act as Chief Financial Officer (other than a change resulting from an effective promotion), or

        (iv) The Relocation of your office more than fifty (50) miles from the site of the Company's current principal office in Canton, Massachusetts;

        Your right to terminate your employment under paragraphs 4(b)(i), (ii),
(iii) and (iv), is conditioned upon your giving written notice to the President, with a copy to the Vice President-Secretary, of your decision to terminate employment not later than three months after the occurrence of the events or the date you first became aware of the events, if later, which gave rise to the right to terminate. Such termination of employment shall be effective thirty
(30) days after your written notice has been delivered to the Company, (the "Cure Period") provided the occurrence specified in your notice shall then be continuing.

        (c) Upon termination by the Company without Cause (other than by reasons of death or Disability) or by you, pursuant to paragraph 4(b), you shall, subject to the limitations stated herein, continue to receive your then current Base Compensation twice a month and the Company shall maintain in full force and effect, Insurance Benefits (as defined and limited below), in each case for the full term of this Agreement or the date twelve (12) months after the date (the "Notice Date") on which a notice of termination is given by the Company, whichever is later. In the event of a termination by employee for Good Reason, the twelve-(12) month's period referenced above does not commence until the end of the thirty-(30) day Cure Period. You shall be further entitled to receive (A) vested benefits under any retirement plans to which you are a participant, in accordance with the terms of the specific plans, accrued prior to the date of termination; and (B) reimbursement of any unused vacation pay or any reimbursable expenses incurred prior to the Notice Date. Base Compensation otherwise payable to you for the remaining term of this Agreement, after the first twelve (12) months immediately following the Notice Date, or the Notice




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Date and Cure Period, in the event of a termination by employee for Good Reason,
(the "Remainder Period") shall be reduced by the amount of any other base employment compensation earned by you and paid to you during this Remainder Period, through the full term of this Agreement. For purposes of this paragraph 4(c) and paragraph 6, "Insurance Benefits" shall mean all life and health insurance or other similar plans in which you were entitled to participate immediately prior to the date of termination. If, your continued participation in any or all such plans is not possible under the general terms and provisions thereof, because you are no longer deemed to be an employee of the Company, the Company itself shall pay or provide for payment of such Insurance Benefits, subject to your continuing contributions pursuant to such plans. Notwith-standing any statement to the contrary in this Agreement, it is understood and agreed that you will be entitled to receive not less than twelve (12) months of Base Compensation following the Notice Date and Cure Period without reduction or offset, in the event you terminate your Employment Agreement pursuant to paragraph 4(b).

        (d)     By Employee Without Good Reason -

        In addition to the reasons set forth in paragraph 4(b), you may terminate your employment hereunder at any time, with or without Good Reason, upon 90 days' Notice of Termination to the Company. In the event of a termina-tion by you pursuant to this paragraph 4(d), the Company shall, other than as required by applicable law, have no further obligations whatsoever to you here-under, other than for payment of any unpaid Base Compensation accrued to the date of termination and vested benefits under any retirement plans to which you are a participant in accordance with the terms of the specific plans in effect up to the date of termination; and reimbursement of any properly reimbursable expenses incurred prior to the date of termination.

        (e) Any purported termination of your employment shall be communi-cated by written Notice of Termination from one party to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, if a termination for "Cause" or "Good Reason", shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

        (f)     Severance -

        It is understood and agreed that, at the time of your employment, the Company committed to provide you with a minimum of twelve (12) months severance pay without offset. Accordingly, if this Employment Agreement is not renewed or extended or if Company policy with regard to severance eliminates severance payments or reduces such payments to a level below the Company's commitment to you, your severance payment will not be adjusted or eliminated. Nevertheless, if at any time you are terminated "for cause" as defined herein, no severance payments are due.


        5.      COVENANTS.

        (a) You recognize that the knowledge of, information concerning and relationship with customers, suppliers and agents, and the knowledge of the Company's business methods, systems, plans and policies which you will


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establish, receive or obtain as an employee of the Company, are valuable and unique assets of the business of the Company. You will not, during or within two (2) years after the term of your employment, disclose any such knowledge or information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose whatsoever, except pursuant to your duties hereunder or as otherwise authorized by the Company in writing. The foregoing restriction shall not apply, following termination of your employment hereunder, to knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by you or your agents or representatives, (ii) you can demonstrate was in your possession on a non-confidential basis prior to the commencement of your employment with the Company, or (iii) you can demon-strate was received or obtained by you, on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confiden-tiality, subsequent to the termination of your employment hereunder.

        (b) All memoranda, notes, records or other documents made or compiled by you or made available to you while employed concerning customers, suppliers, agents or personnel of the Company, or the Company's business methods, systems, plans and policies, shall be the Company's property and shall be delivered to the Company on termination of your employment or at any other time on request.

        (c) During the term of your employment and for two (2) years there-after, you shall not, except pursuant to and in furtherance of your duties hereunder, directly or indirectly solicit or contact any employee of the Company with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by you, an employer affiliated with you or any competitor of the Company.

        (d) You acknowledge that the provisions of this paragraph 5 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, you agree that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining you from any actual or threatened breach of such covenants.

        (e) In the event that, following the termination of this Agreement, you are entitled to receive any further payments other than for compensation or other amounts accrued prior to termination or expiration of this Agreement, such payments shall nonetheless cease and the Company shall no longer be obligated to make such payments if there is a material breach of any of the covenants in this paragraph 5 and you shall forthwith upon demand of the Company repay any such amounts paid to you subsequent to the date such breach occurred.


        6. EFFECTIVE DATE OF AGREEMENT. This Agreement shall be effective (the "Effective Date") as of NOVEMBER 11, 1997.







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        7.      MISCELLANEOUS.

        (a) This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

        (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but may not be assigned by either party without the prior written consent of the other.

        (c) Any notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly made when delivered by fax and courier delivery, addressed as follows (or to such other address as you or the Company may specify by notice hereunder to the other):

                If to you prior to termination:

                        C. Scott Litten
                        Hills Stores Company
                        15 Dan Road
                        Canton, MA 02021

                If to you subsequent to termination:

                        C. Scott Litten
                        6900-29 Daniels Parkway
                        Ft. Myers, FL 33912

                If to the Company:

                        Hills Stores Company
                        15 Dan Road
                        Canton, Massachusetts 02021
                        Attention: Vice President-Secretary

        (d) Captions have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

        (e) The provisions of this Agreement are severable, and the in-validity of any provision shall not affect the validity of any other provision.

        (f) This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts.

        (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. If the foregoing correctly sets forth our understanding on the subject matter hereof, kindly sign and return to the Company the enclosed copy hereof, which will thereupon become our binding agree-ment.





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    Entered into, accepted and agreed this eleventh day of November 1997.


                                    Hills Department Store Company


                                    By: /s/ Gregory K. Raven
                                       -----------------------------
                                       Gregory K. Raven
                                       President and Chief Executive Officer


                                    Hills Stores Company


                                    By: /s/ William K. Friend
                                       ------------------------------
                                       William K. Friend
                                       Vice President-Secretary


Accepted and Agreed:

Employee

/s/ C. Scott Litten
-------------------------
C. Scott Litten





























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